EXHIBIT 25.1

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM T-1

                    Statement of Eligibility
              Under the Trust Indenture Act of 1939
          of a Corporation Designated to Act as Trustee

        Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2) ______

                  HARRIS TRUST AND SAVINGS BANK
                        (Name of Trustee)

        Illinois                          36-1194448
(State of Incorporation)     (I.R.S. Employer Identification No.)

                     111 West Monroe Street
                     Chicago, Illinois 60603
            (Address of principal executive offices)

        Daniel G. Donovan, Harris Trust and Savings Bank,
                     311 West Monroe Street,
                    Chicago, Illinois, 60606
                      (312) 461-2908 phone
                    (312) 461-3525 facsimile
   (Name, address and telephone number for agent for service)

                     SOVEREIGN BANCORP, INC.
                            (Obligor)

      Pennsylvania                        23-2453088
(State of Incorporation)     (I.R.S. Employer Identification No.)

                    1130 Berkshire Boulevard
                      Wyomissing, PA  19610
            (Address of principal executive offices)

                  Subordinated Debt Securities
                 (Title of indenture securities)

1. GENERAL INFORMATION. Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Commissioner of Banks and Trust Companies, State of Illinois, Springfield, Illinois; Chicago Clearing House Association, 164 West Jackson Boulevard, Chicago, Illinois; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington, D.C.

     (b) Whether it is authorized to exercise corporate trust powers.

          Harris Trust and Savings Bank is authorized to exercise corporate trust powers.

2. AFFILIATIONS WITH OBLIGOR. If the Obligor is an affiliate of the Trustee, describe each such affiliation.

          The Obligor is not an affiliate of the Trustee.

3. through 15.

          NO RESPONSE NECESSARY

16.  LIST OF EXHIBITS.

     1. A copy of the articles of association of the Trustee as now in effect which includes the authority of the trustee to commence business and to exercise corporate trust powers.

          A copy of the Certificate of Merger dated April 1, 1972 between Harris Trust and Savings Bank, HTS Bank and Harris Bankcorp, Inc. which constitutes the articles of association of the Trustee as now in effect and includes the authority of the Trustee to commence business and to exercise corporate trust powers was filed in connection with the Registration Statement of Louisville Gas and Electric Company, File No. 2-44295, and is incorporated herein by reference.

     2.   A copy of the existing by-laws of the Trustee.

          A copy of the existing by-laws of the Trustee was filed in connection with the Registration Statement of Commercial Federal Corporation, File No. 333-20711, and is incorporated herein by reference.

     3. The consents of the Trustee required by Section 321(b) of the Act.

          (included as Exhibit A on page 2 of this statement)

     4. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

          (included as Exhibit B on page 3 of this statement)

                            SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HARRIS TRUST AND SAVINGS BANK, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 9th day of September, 1999.

HARRIS TRUST AND SAVINGS BANK


By: /s/ D. G. Donovan
     D. G. Donovan
     Assistant Vice President


EXHIBIT A

The consents of the trustee required by Section 321(b) of the Act.

Harris Trust and Savings Bank, as the Trustee herein named, hereby consents that reports of examinations of said trustee by Federal and State authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

HARRIS TRUST AND SAVINGS BANK


By: /s/ D. G. Donovan
     D. G. Donovan
     Assistant Vice President



EXHIBIT B

Attached is a true and correct copy of the statement of condition of Harris Trust and Savings Bank as of March 31, 1999, as published in accordance with a call made by the State Banking
Authority and by the Federal Reserve Bank of the Seventh Reserve
District.

                           HARRIS BANK

                  Harris Trust and Savings Bank
                     111 West Monroe Street
                     Chicago, Illinois 60603

of Chicago, Illinois, And Foreign and Domestic Subsidiaries, at the close of business on March 31, 1999, a state banking institution organized and operating under the banking laws of this State and a member of the Federal Reserve System. Published in accordance with a call made by the Commissioner of Banks and Trust Companies of the State of Illinois and by the Federal Reserve Bank of this District.

                 Bank's Transit Number 71000288


ASSETS                                                                                            THOUSANDS
                                                                                                  OF DOLLARS

Cash and balances due from depository institutions:
  Non-interest bearing balances and currency and coin...............                              $ 1,237,336
  Interest bearing balances.........................................                              $   137,061
Securities:.........................................................
a.  Held-to-maturity securities                                                                   $         0
b.  Available-for-sale securities                                                                 $ 5,455,837


Federal funds sold and securities purchased under agreements to resell                            $    87,250
Loans and lease financing receivables:

  Loans and leases, net of unearned income..........................           $9,500,293
  LESS:  Allowance for loan and lease losses........................           $  109,979



Loans and leases, net of unearned income, allowance, and reserve
  (item 4.a minus 4.b)..............................................                              $ 9,390,314
Assets held in trading accounts.....................................                              $   161,168
Premises and fixed assets (including capitalized leases)............                              $   255,438
Other real estate owned.............................................                              $       243
Investments in unconsolidated subsidiaries and associated companies.                              $        75
Customer's liability to this bank on acceptances outstanding........                              $    40,869
Intangible assets...................................................                              $   254,549
Other assets........................................................                              $ 1,183,465

TOTAL ASSETS                                                                                      $18,203,605
                                                                                                  ===========

LIABILITIES
Deposits:
  In domestic offices...............................................                              $ 9,099,851
    Non-interest bearing............................................           $ 2,743,074
    Interest bearing................................................           $ 6,356,777

  In foreign offices, Edge and Agreement subsidiaries, and IBF's....                              $ 1,822,400

    Non-interest bearing............................................           $    26,371
    Interest bearing................................................           $ 1,796,029

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its
Edge and Agreement subsidiaries, and in IBF's:
Federal funds purchased & securities sold under
agreements to repurchase............................................                              $ 3,534,582
Trading Liabilities                                                                                    96,517
Other borrowed money:...............................................
a.  With remaining maturity of one year or less                                                   $ 1,681,346
b.  With remaining maturity of more than one year                                                 $         0

Bank's liability on acceptances executed and outstanding                                          $    40,869
Subordinated notes and debentures...................................                              $   225,000
Other liabilities...................................................                              $   390,234

TOTAL LIABILITIES                                                                                 $16,890,799
                                                                                                  ===========

EQUITY CAPITAL

Common stock........................................................                              $   100,000
Surplus.............................................................                              $   608,510
a.  Undivided profits and capital reserves..........................                              $   616,084
b.  Net unrealized holding gains (losses) on
    available-for-sale securities...................................                                 ($11,788)

TOTAL EQUITY CAPITAL                                                                              $  1,312,806
                                                                                                  ============


Total liabilities, limited-life preferred stock, and equity capital..                             $18,203,605
                                                                                                  ============

     I, Pamela Piarowski, Vice President of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                        PAMELA PIAROWSKI
                             4/30/99

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and, to the best of our knowledge and belief, has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and the Commissioner of Banks and Trust Companies of the State of Illinois and is true and correct.

          EDWARD W. LYMAN,
          ALAN G. McNALLY,
          JAMES J. GLASSER
                                                  Directors
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Origination Date:        09/09/99

Author's Initials:       wjr

Last Revised By:         jlr/laz/laz

Last Revision Date:      9-10;9-10

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